SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [ ] Preliminary information statement
                     [ X ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                      ENDAVO MEDIA AND COMMUNICATIONS, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.

                      ENDAVO MEDIA AND COMMUNICATIONS, INC.
                         10 Glenlake Parkway, Suite 130
                             Atlanta, Georgia 30328
                               Tel: (678) 222-3445


                                 March 31, 2006

Dear Stockholder:

         This Information Statement is being provided to inform you that the Board of Directors and the holders of a majority of the outstanding common stock of Endavo Media and Communications, Inc., a Delaware corporation (the "Company"), has delivered to the Company written consent to the following action:

                  Authorizing a change of the corporate name to Integrated Media Holdings, Inc.

         The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,

/s/Paul D. Hamm
------------------------------------
Paul D. Hamm, Chairman & CEO

                              INFORMATION STATEMENT
                                       OF
                      ENDAVO MEDIA AND COMMUNICATIONS, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Endavo Media and Communications, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated March 9, 2006, the board of directors of the Company to change the corporate name to Integrated Media Holdings, Inc.

-------------------------------------------------------------------------------
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
-------------------------------------------------------------------------------

         There were 898,017 common shares issued and outstanding on March 21, 2006 the record date for shares entitled to notice of and to sign written consents in connection with the amendment. In connection with the amendment to the Certificate of Incorporation, each share of our common stock is entitled to one vote.

         Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the amendment to the Certificate of Incorporation. As a result, the amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.


                         AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the consent, the name of the Company shall be changed to Integrated Media Holdings, Inc. The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to change the name of the Company was based on the desire of management to cause the Company name to more closely reflect the nature of the Company's business and structure as a holding company in the digital media and network industry. It is our plan to rename the Company's operating subsidiary, currently named Susquina, Inc., to Endavo Media and Communications, Inc. to more closely reflect the operating subsidiary's business.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED, AT NO CHARGE, BY WRITTEN REQUESTS TO MR. PAUL D. HAMM, PRESIDENT, ENDAVO MEDIA AND COMMUNICATIONS, INC., 10 GLENLAKE PARKWAY, SUITE 130, ATLANTA, GEORGIA 30328 OR CALLING (678) 222-3445. COPIES CAN ALSO BE OBTAINED, AT NO CHARGE, FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES. WE FILE DOCUMENTS AND REPORTS ELECTRONICALLY THROUGH THE ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL SYSTEM ("EDGAR") WHICH IS PUBLICLY AVAILABLE, AT NO CHARGE, THROUGH THE COMMISSION'S INTERNET WORLD WIDE WEBSITE, HTTP://WWW.SEC.GOV.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF REGISTRANT

         The directors, executive officers and key employees of the Company, are as follows:

           NAME                          AGE     POSITION
           Paul D. Hamm                  39      President, CEO, CFO, Director
           Jerry Dunlap                  52      Director

         PAUL D. HAMM. Mr. Hamm has served as our President, Chief Executive Officer and a member of our Board of Directors since June 24, 2004. Mr. Hamm is a 14-year financial services industry veteran, financial entrepreneur, investment banking professional and private equity fund manager. In 2002, Mr. Hamm founded and is currently the Managing Partner of AlphaWest Capital Partners, a specialized capital marketing firm providing extensive market/industry research, financial planning and modeling, transaction advisory, marketing and investment banking services to emerging public and "pre-public" U.S. companies. In 1998, Mr. Hamm co-founded and currently serves as Managing Director of SovCap Investment Management Group, the investment manager to SovCap Equity Partners, Ltd., an offshore private investment partnership, and our principal stockholder. As a principal investor, Mr. Hamm has made numerous private equity investments into publicly traded companies across technology and communications related industries. He has been actively involved with portfolio companies in business planning and execution, often serving as primary financial and strategic advisor to a portfolio company's management. Mr. Hamm holds NASD securities licenses, served as a Transportation/Civil Affairs Commissioned Officer for 8 years with the U.S. Army/USAR, and has a Bachelor of Science degree in Political Science from Stetson University.

         JERRY DUNLAP. Mr. Dunlap has served as a member of our Board of Directors since July 1, 2004. Mr. Dunlap is co-founder and currently serves as President and Chief Executive Officer for ISDN-Net, an Internet Service Provider located in Nashville, Tennessee. After ten years in existence, ISDN-Net is Tennessee's oldest and largest independent Internet Service Provider serving 87 of the state's 95 counties. Mr. Dunlap oversees many of the day-to-day operations of ISDN-Net and manages the company's long-term, strategic direction. Viewed as a pioneer in telecom networking and communications, Mr. Dunlap was asked by the Tennessee Public Service Commission in 1992 to direct a pilot project that ultimately resulted in the introduction of digital connectivity services in Tennessee. Shortly after that project, in 1994, Mr. Dunlap co-founded ISDN-Net to serve the data needs of Tennessee businesses. Mr. Dunlap has a Bachelor of Science degree in pharmacy from the University of Tennessee.


                             EXECUTIVE COMPENSATION

         The Company has one executive officer. There was $112,500 in compensation paid to officers in 2004, $135,075 in 2003 and $156,923 in 2002. The directors of the Company are not compensated for their services in that capacity.


                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

                                                       Shares of Stock           Percentage of
Name of Selling Stockholder                              Owned(1)(2)              Shares Owned
-----------------------------                          ----------------          ----------------
SovCap Equity Partners                                     312,563                   34.86%
Iroquois Capital, L.P.(3)                                   41,690                   4.99%
Nite Capital LP (4)                                         30,470                   4.99%
                                                            ------                   -----
Total                                                      384,723                   44.84%
                                                           =======                   ======
--------------

         (1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the 8% senior secured promissory notes and exercise of the warrants currently held by the selling stockholders are subject to adjustment depending on, among other factors, the future market price of the common stock and our financial performance, and could be materially less or more than the number estimated in the table.
         (2) The foregoing common stock consists of (i) 39,938 shares that would be issuable upon conversion of 8% senior secured convertible notes based upon an assumed conversion price $35.68 per share, (ii) 39,938 shares that would be issuable upon exercise of outstanding warrants, (iii) and 139,783 shares issued pursuant to agreement with investors dated on or around June 15, 2005.
         (3) The number of shares calculated includes shares of the Company's common stock issued and issuable upon conversion of the notes and upon exercise of warrants. Joshua Silverman, a principal of Iroquois Capital LP, exercises voting and investment control over the securities owned by Iroquois Capital LP. Mr. Silverman disclaims beneficial ownership of these securities except to the extent of his beneficial interest therein.
         (4) The number of shares calculated includes shares of the Company's common stock issued and issuable upon conversion of the notes and upon exercise of warrants. Keith Goodman, Manager of the General Partner of Nite Capital, LP exercises sole voting and investment power of the shares of our common stock on behalf of this selling stockholder. Mr. Goodman disclaims beneficial ownership of these securities except to the extent of his beneficial interest therein.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as disclosed below, during our most recently completed fiscal year, none of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

         Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.